Exhibit 99.1

Tyson Foods CEO Presents to CAGNY

SCOTTSDALE, Ariz., Feb. 21 /PRNewswire-FirstCall/ -- Tyson Foods, Inc. (NYSE: TSN) said in a presentation to the Consumer Analyst Group of New York (CAGNY) this evening its Powered by Tyson™ marketing campaign has raised consumer awareness of Tyson branded products.

"Brand awareness in chicken is up to 99 percent," Tyson Chairman and CEO John Tyson said. "We're number one in brand awareness in chicken and beef and number two in pork. Before the Powering campaign started, consumers didn't connect the Tyson brand to beef or pork. We've gone from nothing to a 72 percent brand awareness of Tyson beef and 71 percent with Tyson pork."

Tyson reiterated the Company's business strategy, which is to increase value-added products, improve operational efficiencies and expand its international business. He went on to say, in addition to adding value to products, Tyson Foods adds value with people and services. For example, the Company has several initiatives to develop Tyson Team Members to have the right person in the right job now and in the future. Their expertise enables the Company to provide industry leading service along with its innovative value-added products. Tyson's Discovery Center, which will be completed later this year, will provide the facilities to bring together service and innovation in one location. This will include product development, consumer research and test production in all three proteins.

For decades, Tyson Foods has been the leader in value-added chicken. "With 70 percent of our chicken value-added, people think it's a mature category and that we've done all we can do," Tyson said. "In fact, we've got about half the market share of bagged and boxed chicken, and we're still getting double digit growth."

Tyson Foods is carrying its expertise in value-added chicken into beef and pork with products including breaded steak fingers and country-fried steak in the consumer products channel and pulled pork and smoked brisket in the foodservice channel. Tyson is also the second leading bacon processor in the United States and the fastest growing national retail brand of bacon.

Tyson commented on the prevailing market conditions and their impact on the Company's beef and chicken segments. He reported the Company's beef segment is expected to generate double the operating loss compared to the first quarter of fiscal 2006. In the chicken segment, leg quarter prices are currently in the 15 cents per pound range, which is lower than anticipated.

"This has been one of the most highly volatile years we have seen and that volatility continues," Tyson said. "Based on the current visibility, the Company continues to estimate its fiscal 2006 GAAP earnings to range from $0.42 to $0.72 per diluted share." He concluded, "We're doing everything we can to execute against our strategy and work through this difficult environment."

"We will continue to support our national brand through our Powering campaign, and I'm excited about a new way we're going to do this," Tyson said. "Tyson Foods is a proud new sponsor of the U.S. Olympic Team. Our sponsorship will continue through the 2008 Beijing Games and the 2010 Games in Vancouver."

Tyson Foods is the official chicken, beef and pork sponsor of the U.S. Olympic Team and an official supplier to the athletes' training centers. Tyson's sponsorship begins immediately. The kick-off for our new association with the Olympics will be as the title sponsor for the Tyson American Cup in Philadelphia next week.

Forward-Looking Statements

The Company and its representatives may from time to time make written or oral forward-looking statements, such as statements relating to losses for the beef segment in the second quarter and Tyson's estimated future earnings. These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company's actual results and experiences to differ materially from the anticipated results and expectations, expressed in such forward-looking statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from the anticipated results and expectations expressed in such forward-looking statements are the following: (i) fluctuations in the cost and availability of raw materials, such as live cattle, live swine or feed grains; (ii) market conditions for finished products, including the supply and pricing of alternative proteins, and the demand for alternative proteins; (iii) risks associated with effectively evaluating derivatives and hedging activities; (iv) access to foreign markets together with foreign economic conditions, including currency fluctuations and import/export restrictions; (v) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an effect on livestock owned by the Company, the availability of livestock for purchase by the Company, consumer perception of certain protein products or the Company's ability to access certain markets; (vi) successful rationalization of existing facilities, and the operating efficiencies of the facilities; (vii) changes in the availability and relative costs of labor and contract growers; (viii) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (ix) adverse results from litigation; (x) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xi) changes in regulations and laws (both domestic and foreign), including changes in accounting standards, environmental laws and occupational, health and safety laws; (xii) the ability of the Company to make effective acquisitions and successfully integrate newly acquired businesses into existing operations; (xiii) effectiveness of advertising and marketing programs; and (xiv) the effect of, or changes in, general economic conditions.